Exhibit 10.1

2016 NON-EMPLOYEE DIRECTORS'
LONG-TERM EQUITY COMPENSATION PLAN

2016 NON-EMPLOYEE DIRECTORS'
LONG-TERM EQUITY COMPENSATION PLAN

I.	ESTABLISHMENT, OBJECTIVES AND DURATION
A.    ESTABLISHMENT OF THE PLAN. Harsco Corporation (hereinafter referred to as the “Company”), hereby adopts an incentive compensation plan known as the “2016 Non-Employee Directors’ Long-Term Equity Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.
Subject to approval by the Company’s stockholders, the Plan shall become effective as of February 19, 2016 (the “Effective Date”). The Plan shall remain in effect as provided in Section I.C hereof.
B.    OBJECTIVES OF THE PLAN. The objectives of the Plan are to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with the interests of stockholders of the Company.
It is also intended that the Committee be able to choose from among Awards of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units (“RSUs”) which will (a) permit Non-Employee Directors to increase their ownership and proprietary interest in the Company and enhance their identification with the interests of the Company’s stockholders, (b) provide a means of compensating Non-Employee Directors that will help attract qualified candidates to serve as Non-Employee Directors, and (c) induce incumbent Non-Employee Directors to continue to serve if the Board desires that they remain on the Board.
C.    DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section I.A hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XIII hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

II.	DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
A.    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
B.    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

C.    “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
D.    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
E.    “Board” or “Board of Directors” means the Board of Directors of the Company.
F.     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
G.    “Committee” means any committee appointed by the Board to administer the Plan, as specified in Article III herein. In the absence of such appointment, Committee shall mean the Board.
H.    “Company” means Harsco Corporation, including any and all Subsidiaries, and any successor thereto as provided in Article XVI herein.
I.    “Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.
J.    “Disability” with respect to any Award, a Participant shall be considered Disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
K.    “Effective Date” shall have the meaning ascribed to such term in Section I.A hereof.
L.    “Employee” means any full-time, active employee of the Company or its Subsidiaries. Directors who are not employed by the Company shall not be considered Employees under this Plan.
M.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
N.    “Fair Market Value” shall be determined on the basis of the closing sale price at which Shares have been sold regular way on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale.
O.    “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article VII herein.
P.    “Insider” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

Q.    “Non-Employee Director” shall mean a Director who is not also an Employee.
R.    “Non-Qualified Stock Option” means an option to purchase Shares granted under Article VI herein and which is not intended to meet the requirements of Code Section 422.
S.    “Option” means a Nonqualified Stock Option, as described in Article VI herein.
T.    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
U.    “Participant” means a Non-Employee Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.
V.    “Period of Restriction” means the period, if any, during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion, as specified in the Award Agreement), and the Shares are subject to a substantial risk of forfeiture, as provided herein.
W.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
X.    “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII herein.
Y.    “Restricted Stock Unit” or “RSU” means an award granted to a Participant pursuant to Article IX herein.
Z.    “Separation from Service” means a termination of employment or other separation from service as described in Code Section 409A and the regulations thereunder.
AA.    “Shares” means the shares of common stock of the Company.
BB.    “Stock Appreciation Right” or “SAR” means an Award, granted alone or, in connection with a related Option, designated as an SAR, pursuant to the terms of Article VII herein.
CC.    “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest (including all divisions, affiliates and related entities).
DD.    “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

III.	ADMINISTRATION
A.    THE COMMITTEE. The Plan will be administered by the Board of Directors of the Company, provided, however, that a committee of the Board may perform the functions of the Board hereunder, to the extent authorized under such committee's charter; in such case, references herein to the Board shall be deemed to include such committee.
B.    AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish or amend rules and regulations for the Plan’s administration; and (subject to the provisions of Article XIII herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee is empowered hereby to make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein. Day-to-day administration of the Plan is delegated by the Committee to the applicable officers and employees of the Company.
C.    DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries.

IV.	SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
A.    NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to Sections IV.B and IV.C herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be four hundred thousand (400,000) shares. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.
B.    ADJUSTMENTS FOR AWARDS AND PAYOUTS. Unless determined otherwise by the Committee, Awards and payouts will reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan.
Unless determined otherwise by the Committee, unless a Participant has received a benefit of ownership such as dividend or voting rights with respect to the Award, the following transactions will restore, on a one-for-one basis, the number of Shares available for issuance under the Plan:

1.	A payout of a SAR or a Tandem SAR in cash; and

2.
A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares;

C.    ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization such as a stock split or stock dividend, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which are reserved and may be delivered under Section IV.A, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in any Award limits set forth herein, inclusive as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. Shares covered by an award granted under this Plan will not be counted as used unless and until the Shares are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any Shares that was covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Shares are tendered or otherwise used in payment of the Option Price of an Option, the total number of Shares covered by the Option being exercised will reduce the aggregate plan limit described above; (B) Shares withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above; and (C) the number of Shares covered by an SAR, to the extent that it is exercised and settled in Shares, and whether or not all Shares covered by the SAR are actually issued to the Participant upon exercise of the SAR, will be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases Shares with Option proceeds, such Shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate plan limit described above.

V.	ELIGIBILITY AND PARTICIPATION
A.    ELIGIBILITY. Eligibility to participate in this Plan is limited to Non-Employee Directors of the Company. No Employees of the Company, including Employees who are members of the Board, shall be eligible to participate in the Plan. Except as otherwise specifically provided in this Plan, the Committee shall determine the terms and conditions of any such Awards to Non-Employee Directors, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Notwithstanding anything to the contrary herein, in no event shall any one Non-Employee Director receive Awards under this Plan totaling in excess of $400,000 in any one calendar year.

VI.	STOCK OPTIONS
A.    GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

B.    AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.
C.    OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
D.    DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary following the date of its grant.
E.    EXERCISE OF OPTIONS. Options granted under this Article VI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise determined by the Board, each Option will become fully exercisable one year after the date of grant of the Option; provided, however, that an Option previously granted to a Participant will be fully exercisable after the Participant ceases to serve as a director of the Company due to death or Disability or retirement under the Company's then-applicable mandatory retirement policy.
F.    PAYMENT. Options granted under this Article VI shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b).
The Committee may also (a) allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (b) cashless exercise by the Participant by the Company’s withholding of Shares issuable upon exercise of an Option, or (c) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
G.    RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article VI as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such

Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
H.    TERMINATION OF MEMBERSHIP ON BOARD. Unless otherwise provided in the Award Agreement, if a Participant ceases to serve as a Director for any reason other than due to death, Disability or mandatory retirement prior to the time the Option has become exercisable, the Option shall be forfeited.
I.    NONTRANSFERABILITY OF OPTIONS. No Option granted under this Article VI may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Options granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VII.	STOCK APPRECIATION RIGHTS
A.    GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.
The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.
B.    EXERCISE OF TANDEM SARS. Unless otherwise determined by the Board, each Tandem SAR will become fully exercisable one year after the date of grant of the Tandem SAR; provided, however, that a Tandem SAR previously granted to a Participant will be fully exercisable after the Participant ceases to serve as a director of the Company due to death or Disability or retirement under the Company's then-applicable mandatory retirement policy. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
C.    EXERCISE OF FREESTANDING SARS. Unless otherwise determined by the Board, each Freestanding SAR will become fully exercisable one year after the date of grant of the Freestanding SAR; provided, however, that a Freestanding SAR previously granted to a Participant will be fully exercisable after the Participant ceases to serve as a director of the Company due to death or Disability or retirement under the Company's then-applicable mandatory retirement policy. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

D.    SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee may determine.
E.    TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
F.    PAYMENT OF SAR AMOUNT. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

1.	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

2.	the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
G.    TERMINATION OF MEMBERSHIP ON BOARD. Unless otherwise provided in the Award Agreement, if a Participant ceases to serve as a Director for any reason other than due to death, Disability or mandatory retirement prior to the earlier of the time the SAR has become exercisable or the Annual Meeting of Stockholders in the year following the year of grant, the SAR shall be forfeited on a pro rata basis based on the portion of the period served since the date of grant.
H.    NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VIII.	RESTRICTED STOCK
A.    GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants, for consideration or for no consideration, and subject to restrictions or no restrictions, and in such amounts, as the Committee shall determine.
B.    RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, if any, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.
C.    NONTRANSFERABILITY. Except as provided in this Article VIII and subject to federal securities laws, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable

Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant’s legal representative for the Period of Restriction.
D.    OTHER RESTRICTIONS. Subject to the terms hereof, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific Company-wide performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.
The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
Except as otherwise provided in this Article VIII and subject to Federal securities laws, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
E.    VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.
F.    DIVIDENDS AND OTHER DISTRIBUTIONS. The Board may determine whether to pay cash dividends on Restricted Stock in the form of unrestricted cash, cash deferred as to delivery until the lapse of the risk of forfeiture on the Restricted Stock, or additional Restricted Stock the amount of which shall be determined by deeming cash dividends to be automatically reinvested in additional shares of Restricted Stock. Such additional shares of Restricted Stock, and deferred cash if so determined by the Board, shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividends were paid. The Secretary may, in his discretion, delay any deemed reinvestment of cash dividends in additional shares of Restricted Stock in order that such transactions take place at the same time as other transactions reportable under Section 16 of the Exchange Act, to promote administrative efficiency in filing Form 4s with the Securities and Exchange Commission. Notwithstanding anything to the contrary herein, (i) dividends accrued on Restricted Stock will only be paid if the Restricted Stock vests; and (ii) for any Award that is governed by Code Section 409A regarding non-qualified deferred compensation, the Committee shall establish the schedule of any payments of dividends in accordance with the requirements of Code Section 409A or any guidance promulgated thereunder.
G.    VESTING OF RESTRICTED STOCK AWARDS. Unless otherwise provided in the Plan or under an Award Agreement: (1) all Awards of Restricted Stock that vest based on the passage of time which are granted to a Participant shall vest no more rapidly than one (1) year from the date of grant (the “Time-Based Restricted Stock”); and (2) all Awards of Restricted Stock that vest based on the achievement of specific measures designed to satisfy the performance measures which are granted to a Participant shall vest no more rapidly than three (3) years from the date of grant (the “Performance-Based Restricted Stock”); provided, however: (1) up to five percent (5%) of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards, or both, may by designation of the Committee (as reflected in the Award Agreement), be subject to a more accelerated time-based vesting schedule or performance-based vesting schedule, as the case may be. Notwithstanding the foregoing, if such an award was not previously vested or forfeited, it shall vest and become non-forfeitable on an accelerated basis upon the termination of the Participant's service as a director due to death, Disability or retirement under the Company’s then-applicable mandatory retirement policy.
H.    TERMINATION OF MEMBERSHIP ON BOARD. Unless otherwise provided in the Award Agreement, if a Participant ceases to serve as a Director for any reason other than due to death or Disability prior to the earlier of the time the Restricted Stock has become nonforfeitable or the Annual Meeting of Stockholders in the year following the year of grant, the Restricted Stock shall become nonforfeitable on a pro rata basis based on the portion of the applicable period served since the date of grant.

IX.	RESTRICTED STOCK UNITS
A.    GRANT OF RESTRICTED STOCK UNITS. Subject to the terms of the Plan, RSUs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
B.    RESTRICTED STOCK UNIT AGREEMENT. Each RSU grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of RSUs granted, and such other provisions as the Committee may determine.
C.    VALUE OF RESTRICTED STOCK UNIT. Each RSU shall have a value that is equal to the Fair Market Value of a Share on the date of grant.
D.    FORM AND TIMING OF PAYMENT OF RESTRICTED STOCK UNITS. Settlement of vested RSUs may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the RSUs, in its sole discretion. Vested RSUs shall be settled in a lump sum as soon as administratively practicable after the vesting date, but in no event later than two and one-half (2 ½) months following the vesting date. The amount of such settlement shall be equal to the Fair Market Value of the RSUs on the vesting date.
E.    DIVIDEND EQUIVALENTS. Each RSU shall be credited with an amount equal to the dividends paid on a Share between the date of grant and the date such RSU is paid to the Participant (if at all). Unless otherwise determined by the Board, additional Restricted Stock Units credited as a result of dividend equivalents shall be subject to the same terms, including risk of forfeiture and time of settlement, as the Restricted Stock Units with respect to which the dividend equivalents were credited. The Board may determine whether to pay such dividend equivalents in the form of unrestricted cash, cash deferred as to delivery until the settlement of the Restricted Stock Units to which the dividend equivalents related, or additional Restricted Stock Units the amount of which shall be determined by dividing the amount of dividend equivalents by the Fair Market Value of a share of Stock at the dividend payment date or another date specified by the Company. Such additional Restricted Stock Units, and deferred cash if so determined by the Board, shall be subject to the same terms, including risk of forfeiture in the case of Restricted Stock Units and date of settlement in all cases, as the Restricted Stock Units to which the dividend equivalents related. The Secretary may, in his discretion, delay the timing of any conversion of dividend equivalents into additional Restricted Stock Units in order that such transactions take place at the same time as other transactions reportable under Section 16 of the Exchange Act, to promote administrative efficiency in filing Form 4s with the Securities and Exchange Commission. Payment of the dividend equivalent shall be made at the same time as payment of the RSU and shall be made without interest or other adjustment. If the RSU is forfeited, the Participant shall have no right to dividend equivalents.
F.    VOTING RIGHTS. The holders of RSUs shall have no voting rights.
G.    NONTRANSFERABILITY. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by laws of descent and distribution.
H.    VESTING OF RESTRICTED STOCK UNITS. The Board may establish terms regarding the times at which Restricted Stock Units shall become vested and non- forfeitable. Unless otherwise determined by the Board, if not previously forfeited, an award shall become vested and non-forfeitable as to 100% of the Restricted Stock Units at the close of business on the earlier of the first anniversary of the date of grant of such award or the Annual Meeting of Stockholders in the year following the year of grant; provided, however, that if such award was not previously vested or forfeited, it shall vest and become non-forfeitable on an accelerated basis upon the termination of the Participant's service as a director due to death, or upon the directors retirement under the Company's then-applicable mandatory retirement policy.
I.    TERMINATION OF MEMBERSHIP ON BOARD. Unless otherwise provided in the Award Agreement, if a Participant ceases to serve as a Director for any reason other than due to death, Disability or mandatory retirement prior to the earlier of the time the RSU has become nonforfeitable or the Annual Meeting of Stockholders in the year following the year of grant, the RSU shall become nonforfeitable on a pro rata basis, such vested portion to be determined by multiplying the number of RSUs that would become vested at the next vesting date following termination by a fraction the numerator of which is the number of days from the grant date or, if later, the latest vesting date preceding the date of termination and the denominator of which is the sum of the numerator plus the number of days until the next vesting date.

X.	BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designated beneficiary, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

XI.	DEFERRALS
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, provided, however, all deferrals shall be made in accordance with all applicable requirements of Code Section 409A or any guidance promulgated thereunder.

XII.	RIGHTS
A.    NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Director.
B.    PARTICIPATION. No Participant shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
C.    NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until Shares are in fact issued or transferred to such Participant.

XIII.	AMENDMENT, MODIFICATION, TERMINATION AND ADJUSTMENTS
A.    AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for any purpose which the Committee deems appropriate and that is otherwise consistent with Code Section 409A; provided, however, no amendment shall, without shareholder approval, (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan.
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
B.    ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or Awards meeting the requirements of Code Section 409A, as from time to time amended.
C.    AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

XIV.	TAX PROVISIONS
A.    TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
B.    SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted RSUs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined at least equal to the minimum, but not more than the maximum, statutory tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
C.    REQUIREMENT OF NOTIFICATION OF CODE SECTION 83(b) ELECTION. If any Participants shall make an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

XV.	INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

XVI.	SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

XVII.	LEGAL CONSTRUCTION
A.    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
B.    SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
C.    REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
D.    SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
E.    CODE SECTION 409A COMPLIANCE. Notwithstanding any other provision of this Plan to the contrary, all Awards under this Plan that are subject to Code Section 409A shall be designed and administered in a manner that does not result in the imposition of tax or penalties under Code Section 409A. Accordingly, Awards under this Plan that are subject to Code Section 409A shall comply with the following requirements, as applicable.

1.
Distribution to Specified Employees Upon Separation from Service. To the extent that payment under an Award which is subject to Code Section 409A is due to a Specified Employee on account of the Specified Employee’s Separation from Service from the Company or its Affiliate or Subsidiary, such payment shall be delayed until the first day of the seventh (7th) month following such Separation from Service (or as soon as practicable thereafter). The Committee, in its discretion, may provide in the Award document for the payment of interest at a rate set by the Committee for such six-month period. In the event that a payment under an Award is exempt from Code Section 409A, payment shall be made to a Specified Employee without any such six-month delay.

2.
No Acceleration of Payment. To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be accelerated from the date(s) specified in the Award documents as of the date of grant.

3.
Subsequent Delay in Payment. To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be deferred beyond the dates specified in the Award document as of the date of grant, unless the Committee or Participant, as the case may be, makes the decision to delay payment at least one year prior to the scheduled payment date, and payment is delayed at least five (5) years.

F.    GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.